April 22, 2015
KEY FACTS – First Quarter 2015
Delivering for Shareholders

Total Shareholder Return	2013	2014	YTD 3/31/15
BNY Mellon	38.6%	18.3%	(0.4)%
11-Member Peer Group Median (a)	38.9%	13.8%	(2.3)%
S&P 500 Financials	35.6%	15.2%	(2.1)%
S&P 500 Index	32.4%	13.7%	1.0%

Strategic Priorities to Drive Growth
Driving Revenue Growth	• Leveraging expertise and scale • Delivering innovative strategic solutions to clients
Business Improvement Process	• Reducing structural expense • Positive operating leverage
Being a Strong, Safe, Trusted Counterparty	• Strong capital position • Excellent credit ratings • Well positioned in stress scenarios
Generating Excess Capital and Deploying Capital Effectively	• Balance sheet strength • Returning value to shareholders
Attracting and Retaining Top Talent	• Enhanced leadership team • Added expertise to board of directors

Positive Growth Trends

•	Total revenue in 1Q15 increased 4% year-over-year, as adjusted (b)

•	Continued fee income growth

◦	Investment Management and performance fees increased 1% year-over-year, or 6% on a constant currency basis, as adjusted (b)

◦	Investment Services fees increased 3% year-over-year

•	Combination of Investment Management and Investment Services positions us well for future growth
Expense Control and Significant Positive Operating Leverage

•	Continued progress on expense control in 1Q15

◦	Expenses in 1Q15 decreased 2% year-over-year, as adjusted (b)

•	Generated over 500 basis points of positive operating leverage, as adjusted (b)
Continued AUM and AUC/A Growth

•	AUM up 7% in 1Q15 versus 1Q14

◦	$16 billion of net long-term AUM inflows in 1Q15

•	AUC/A up 2% in 1Q15 versus 1Q14

◦	$131 billion of estimated new business wins in 1Q15

Managing Technology as a Strategic Asset

•	Optimizing our infrastructure to create efficiencies and cost savings

•	Insourcing application development to retain talent and expertise

•	Shifting our investments from tactical to strategic, enhancing client experience

•	Digitizing BNY Mellon: BNY Mellon Extreme Platform (BXP); Digital Pulse

•	Extending technology solutions leadership: Eagle, Albridge, HedgeMark, NetX360

•	Deploying NEXEN: Our next generation, intelligent and secure, open-architecture platform
Initiatives to Streamline Organization and Drive Growth

Revenue initiatives	Expense Initiatives
o Created the Markets Group	o Resolved substantially all FX litigation
o Created direct lending capability through investment management	o Sold One Wall Street Headquarters
o Built separately managed accounts platform in Asia	o Sold Corporate Trust (Japan & Mexico)
o Created dedicated technology solutions unit to increase return on technology investment	o Exited Transition Management and derivatives clearing (U.S. & Europe)

•	Numerous ongoing initiatives focused on: Portfolio Review; Operations and Technology Enhancements; Real Estate & Procurement; and Process Improvement
Continued Strong Capital Position and Returning Value to Shareholders

•	Strong capital and liquidity position

•	Key capital ratios continue to be strong, ending 1Q15 with an estimated common equity tier 1 ratio, fully phased-in (Non-GAAP) under the Advanced Approach of 9.2% (b)

•	Compliant with estimated U.S. LCR[1]: >100% (current requirement is 80%)

•	2015 Capital Plan: repurchase up to $3.1 billion in common stock[2] and maintain strong dividend payout ratio

◦	Repurchased 10.3 million common shares for $400 million in 1Q15 and 56.5 million common shares for $2.1 billion over the last five quarters, ending 1Q15

•	Delivered return on tangible common equity of 20% in 1Q15 (b)

•	Post financial crisis, our capital generation enabled us to more than double tangible capital
Financial Goals3 -- Operating Basis: 2015 Through 2017

	Flat	Normalizing
Revenue Growth[4]	3.5 - 4.5%	6 - 8%
EPS Growth[4]	7 - 9%	12 - 15%
Return on Tangible Common Equity	17 - 19%	20 - 22%
Assumptions	• NIM: 95 - 100 bps • Operating margin: 28 - 30% • Environment: no deterioration in volatility, volume, short-term interest rates	• NIM: 125 - 150 bps • Operating margin: 30 - 32%
100% payout ratio Execution on expense and revenue initiatives Equity market, +5% p.a. Reasonable regulatory outcomes Deposits, money market balances and fee waivers recovery as modeled

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AUM = Assets Under Management; AUC/A = Assets Under Custody/Administration

(a)	For information about our 11-Member Peer Group, see page 46 of our Proxy Statement dated
March 13, 2015.

(b)
This fact sheet includes Non-GAAP measures. These measures are used by management to monitor financial performance and capital adequacy and BNY Mellon believes they are useful to investors in analyzing financial results and trends of ongoing operations because they permit a focus on period-to-period comparisons, which relate to the ability of BNY Mellon to enhance revenue and limit expenses in circumstances where such matters are within BNY Mellon's control.  For a reconciliation of these measures and further information, see “Supplemental information – Explanation of GAAP and Non-GAAP Financial Measures” in BNY Mellon’s Quarterly Earnings Release dated April 22, 2015, filed as an exhibit to the Current Report on Form 8-K to which this fact sheet is furnished as an exhibit.

1 Estimated U.S. Liquidity Coverage Ratio (LCR) is compliant with the fully-phased in requirements as of March 31, 2015 based on our current understanding of the U.S. LCR rules.
2 Common stock repurchases of $700 million are contingent on prior issuance of $1 billion of qualifying preferred stock.

3	Additional information regarding Financial Goals is available in the company’s 2014 Investor Day presentation available at www.bnymellon.com/investorrelations.
4 Represents compound annual growth rates (CAGR).
NOTE: Normalizing environment represents market consensus on rates; Flat environment assumes no rate increase from present. Financial projections are reflected on a non-GAAP basis - excludes merger and integration, restructuring and litigation expenses, and other non-recurring items. Additional disclosure regarding non-GAAP measures is available in the Corporation’s reports filed with the SEC, available at www.bnymellon.com/investorrelations. Actual results may vary materially.
This fact sheet may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including our estimated capital ratios, preliminary business metrics and our strategic priorities, technology, streamlining initiatives, capital plans and financial goals. These statements, which may be expressed in a variety of ways, include the use of future or present tense language. These statements and other forward-looking statements contained in other public disclosures of BNY Mellon, are based upon current beliefs and expectations and are subject to significant risks and uncertainties (some of which are beyond BNY Mellon’s control). Factors that could cause BNY Mellon’s results to differ materially from those described in the forward-looking statements can be found in the risk factors set forth in BNY Mellon’s Annual Report on Form 10-K for the year ended Dec. 31, 2014 and its other filings with the Securities and Exchange Commission. All forward-looking statements in this fact sheet speak only as of April 22, 2015 and BNY Mellon undertakes no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events.
Additional information about BNY Mellon is available in our annual report on Form 10-K, proxy statement, quarterly reports on Form 10-Q and our current reports on Form 8-K filed with the SEC, available at www.sec.gov.

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